Exhibit 10.6

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

This Director Indemnification Agreement, dated as of                      (this “Agreement”), is made by and between AAC Holdings, Inc., a Nevada corporation (the “Company”), and                      (the “Indemnitee”).

RECITALS

A. NRS Section 78.120 provides that the board of directors has full control over the affairs of the Company.

B. By virtue of the managerial prerogatives vested in the directors of a Nevada corporation, directors act as fiduciaries of the corporation and its stockholders.

C. Thus, it is critically important to the Company and its stockholders that the Company be able to attract and retain the most capable persons reasonably available to serve as directors of the Company.

D. In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions on the board of directors, NRS Section 78.752 authorizes corporations to indemnify their directors, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors.

E. Courts have recognized that indemnification by a corporation serves the dual policies of (1) allowing corporate officials to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation, and (2) encouraging capable women and men to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity.

F. The number of lawsuits challenging the judgment and actions of directors of corporations, the costs of defending those lawsuits, and the threat to personal assets have all materially increased over the past several years, chilling the willingness of capable women and men to undertake the responsibilities imposed on corporate directors.

G. Recent federal legislation and rules adopted by the Securities and Exchange Commission and the national securities exchanges have exposed such directors to new and substantially broadened civil liabilities.

H. Under NRS Section 78.7502, a director’s right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director or officer and is separate and distinct from any right to indemnification the director may be able to establish.

I. Indemnitee is a director of the Company and his willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Nevada, and upon the other undertakings set forth in this Agreement.

J. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director of the Company, and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation, as amended, or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board’) or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification and advancement of Expenses to Indemnitee on the terms, and subject to the conditions, set forth in this Agreement.

K. In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

a. “Change in Control” shall have occurred at such time, if any, as: a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 1 4(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least a majority of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least a majority of the members of the Board then in office, as a consequence of which members of the Incumbent Directors constitute less than a majority of the Board thereafter; or (iii) at any time Incumbent Directors cease for any reason to constitute a majority of the Board.

b. “Claim” means (i) any threatened, asserted, pending, or completed claim, demand, action, suit, or Proceeding, whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state, or other law; or (ii) any inquiry or investigation, whether made, instituted, or conducted by the Company or any other Person, including, without limitation, any federal, state, or other governmental entity, that Indemnitee reasonably determines might lead to the institution of any such claim, demand, or Proceeding. For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on, or after the date hereof.

c. “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

d. “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, or other enterprise of which Indemnitee is or was serving at the request of the Company, including the Company, as a director, officer, employee or agent, where such Enterprise shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acts in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company”.

e. “Expenses” means without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, any Claim or Proceeding. Expenses also shall include expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent.

f. “Incumbent Directors” mean the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

g. “Indemnifiable Claim” means any Claim based upon, arising out of, or resulting from (i) any actual, alleged, or suspected act or failure to act by Indemnitee in his or her capacity as a director of the Company or under his or her purported capacity as a director of the

Company, or as a director, officer, employee, member, manager, trustee, or agent of any other Enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, (ii) any actual, alleged, or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current, former, or purported director of the Company or as a current, former, or purported director, officer, employee, member, manager, trustee, or agent of any other Enterprise referred to in clause (i) of this sentence or any actual, alleged, or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee, or agent of another Enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, agent, trustee, or other fiduciary of such Enterprise.

h. “Indemnifiable Losses” mean any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim; provided, however, that Indemnifiable Losses shall not include Losses incurred by Indemnitee in respect of any Indemnifiable Claim (or any matter or issue therein) as to which Indemnitee shall have been adjudged liable to the Company, unless and only to the extent that a court in the State of Nevada or the court in which such Indemnifiable Claim was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court shall deem proper.

i. “Independent Counsel” means a nationally recognized law firm, or a member of a nationally recognized law firm, that is experienced in matters of Nevada corporate law and neither presently is, nor in the past five years has been, retained to represent (i) the Company (or any subsidiary) or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

j. “Losses” mean any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal, or other), and amounts paid or payable in settlement, including, without limitation, all interest, assessments, and other charges paid or payable in connection with or in respect of any of the foregoing.

k. “NRS” means the Nevada Revised Statutes as in effect from time-to-time.

l. “Person” means any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

m. “Proceeding” means any threatened, pending or completed action, suit, mediation, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, mediation, or proceeding, and any inquiry or investigation that could lead to such an action, suit, mediation, or proceeding. The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body. The Board shall not make a determination as to the final disposition of a Proceeding.

n. “Standard of Conduct” means the standard for conduct by Indemnitee that is a condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from an Indemnifiable Claim. The Standard of Conduct is (i) good faith, on an informed basis, and with a view to the interests of the Company and, with respect to any criminal Proceeding, that Indemnitee had no reasonable cause to believe that his conduct was unlawful, or (ii) any other applicable standard of conduct that may hereafter be substituted under NRS Section 78.138 or any successor to such provision.

2. Agreement to Serve. Indemnitee agrees to continue to serve as a director and/or officer of the Company or any Enterprise and, as Indemnitee and the Company may agree in writing, in any other capacity for the Company and/or as a director, officer, employee or agent of any other Enterprise, for so long as he or she is duly elected or appointed and qualified in accordance with the provisions of the NRS and the Constituent Documents, the, or until such time as he or she tenders a resignation. The Company acknowledges that Indemnitee is relying on this Agreement in so serving.

3. Indemnification Obligation. Subject only to Section 10 and to the proviso in this Section, the Company shall indemnify, defend, and hold harmless Indemnitee, to the fullest extent permitted or required by the laws of the State of Nevada in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, except as provided in Section 5, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with (a) any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim, or (b) the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. The Company acknowledges that the foregoing obligation may be broader than now provided by applicable law and the Company’s Constituent Documents and intends that it be interpreted consistently with this Section 3 and the recitals to this Agreement.

4. Indemnity in Proceedings By or In the Right of the Company. Subject to Section 10 of this Agreement, the Company shall indemnify, defend and hold harmless Indemnitee to the fullest extent permitted or required by the laws of the State of Nevada in effect as of the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, if Indemnitee was, or is a party or is threatened to be made a party, to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise, against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection with the defense or settlement of such Proceeding or any claim, issue or matter therein, as long as:

a. Indemnitee is not liable pursuant to NRS Section 78.138; or

b. Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company; provided. however;

c. Indemnitee is not entitled to indemnification under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Nevada State District Court or other court in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Nevada State District Court or other court in such Proceeding shall deem proper.

Indemnitee shall have the right to employ Independent Counsel in any Proceeding for which indemnification is available under this Section 4, subject to Section 19 below.

5. Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise (whether partially or in full) in defense of any Indemnifiable Claim or Indemnifiable Loss referred to in Section 3 or Proceeding referred to in Section 4 of this Agreement, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his or her behalf) in connection therewith. For purposes of this Section 5, and without limitation, if any Indemnifiable Claim or Indemnifiable Loss referred to in Section 3, or claim, issue or matter in any Proceeding referred to in Section 4 is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) an adjudication that the Indemnitee was liable to the Company, (b) a plea of guilty by the Indemnitee, (c) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (d) with respect to any criminal Proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

6. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all actual and reasonable Expenses relating to, arising out of, or resulting from any Indemnifiable Claim paid or incurred by Indemnitee. Without limiting the generality or effect of any other provision hereof, Indemnitee’s right to such advancement is not subject to the satisfaction of any Standard of Conduct. Without limiting the generality or effect of the foregoing, within ten business days after any request by Indemnitee that is accompanied by supporting documentation for specific reasonable Expenses to be reimbursed or advanced, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement, or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced, or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 7, that Indemnitee is not entitled to indemnification hereunder.

7. Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all actual and reasonable Expenses paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ liability insurance policies maintained by the Company; provided, however, if it is ultimately determined that the Indemnitee is not entitled to such indemnification, reimbursement, advance, or insurance recovery, as the case may be, then the Indemnitee shall be obligated to repay any such Expenses to the Company; provided further, that, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be, Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

8. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

9. Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefore, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all Indemnifiable Claims and Indemnifiable Losses in accordance with the terms of such policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, substantially concurrently with the delivery thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and to the extent that such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

10. Determination of Right to Indemnification.

a. To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof, or in defense of any Proceeding, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of, or resulting from such Indemnifiable Claim in accordance with Section 3, or of any Proceeding in accordance with Section 4, and no Standard of Conduct Determination (as defined in Section 7(b)) shall be required.

b. To the extent that the provisions of Section 10(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied the applicable Standard of Conduct (a “Standard of Conduct Determination”) shall be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if there are no such Disinterested Directors, or if a majority of the Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i) above, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

c. If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 10(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Nevada law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 10(b) to have satisfied the applicable Standard of Conduct, then the Company shall pay to Indemnitee, within ten business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted, and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses. Nothing herein is intended to mean or imply that the Company is intending to use NRS Section 78.7052 to dispense with a requirement that Indemnitee meet the applicable Standard of Conduct where it is otherwise required by such statute.

d. If a Standard of Conduct Determination is required to be, but has not been, made by Independent Counsel pursuant to Section 10(b)(i), the Independent Counsel shall be selected by the Board or a committee of the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is required to be, or to have been, made by Independent Counsel pursuant to Section 10(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 10(d) to make the Standard of Conduct Determination shall have been selected within thirty calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 10(d) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 10(d), as the case may be, either the Company or Indemnitee may petition a court of the State of Nevada for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the actual and reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 10(b).

11. Cooperation. Indemnitee shall cooperate with reasonable requests of the Company in connection with any Indemnifiable Claim and any individual or firm making such Standard of Conduct Determination, including providing to such Person documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to defend the Indemnifiable Claim or make any Standard of Conduct Determination without incurring any unreimbursed cost in connection therewith. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys’ and experts’ fees and expenses) actually and reasonably incurred by Indemnitee in so cooperating with the Person defending the Indemnifiable Claim or making such Standard of Conduct Determination.

12. Presumption of Entitlement.

a. Notwithstanding any other provision hereof, in making any Standard of Conduct Determination, the Person making such determination shall presume that Indemnitee has satisfied the applicable Standard of Conduct.

b. Neither the failure of any of the Company, the Board or Independent Counsel to have made a determination prior to the commencement of any action pursuant to Section 13 of this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company, the Board or Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

c. If the person, persons or entity empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall have made a determination within 60 days after receipt by the Company of a written request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, which if such fact were previously known, Indemnitee would not have been entitled to indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 60-day period, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

d. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee is liable pursuant to NRS Section 78.138 or did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

e. For purposes of any determination of whether Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be deemed to have acted in good faith if, with respect to Indemnitee’s action, Indemnitee relied reasonably and in good faith on the records or books of account of the Company and any other Enterprise, or on information, opinions, reports or statements, including financial statements and other financial information, concerning the Enterprise or any other Person which were prepared or supplied to Indemnitee by: (i) one or more officers or employees of the Enterprise; (ii) appraisers, engineers, investment bankers, legal counsel or other Persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those Persons and who have been selected with reasonable care by or on behalf of the Company or Enterprise; and (iii) any committee of the

Board or equivalent managing body of the Enterprise of which Indemnitee is or was, at the relevant time, not a member. The provisions of this Section 12(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

f. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

g. In connection with any determination by the Company as to whether Indemnitee is entitled to be indemnified hereunder or in any judicial Proceeding brought under Section 11 of this Agreement, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, unless otherwise required by law.

13. Remedies of Indemnitee

a. In the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification or advancement of expenses under this Agreement, (ii) advancement of Expenses is not made pursuant to Sections 6 or 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made within the time period provided in Section 10 of this Agreement after receipt by the Company of the written request for indemnification, (iv) reimbursement or payment of indemnification is not made pursuant to this Agreement, within 60 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or Section 4 of this Agreement is not timely made after a determination has been made, or deemed to have been made, that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Nevada State District Court or a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment by the highest court in Nevada. The Board shall not make a determination as to the final disposition of such adjudication.

b. In the event that a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification or advancement of expenses, any judicial Proceeding commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

c. If a determination shall have been made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification or advancement of Expenses, the Company shall be bound by such determination in any judicial Proceeding commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, which if such fact were previously known, Indemnitee would not have been entitled to indemnification or (ii) a prohibition of such indemnification under applicable law.

d. In the event that Indemnitee, pursuant to this Section 13, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication to the extent that it is determined in such judicial adjudication that Indemnitee is entitled to indemnification or advancement of expenses.

e. The Company shall be precluded from asserting in any judicial Proceeding commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

14. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will without further action be deemed to have such greater right hereunder, and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company may not, without the consent of Indemnitee, adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish, or encumber Indemnitee’s right to indemnification under this Agreement.

15. Liability Insurance and Funding. For the duration of Indemnitee’s service as a director of the Company and for a reasonable period of time thereafter, which such period shall be determined by the Company in its sole discretion, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ liability insurance providing coverage for directors of the Company, and, if applicable, that is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ liability insurance. Upon reasonable request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials. In all policies of directors’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. Notwithstanding the foregoing, (a) the Company may, but shall not be required to, create a trust fund, grant a security interest, or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement and (b) in renewing or seeking to renew any insurance hereunder, the Company will not be required to expend more than 1.5 times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).

16. Contribution. If the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for expenses, judgments, fines, taxes, penalties, and amounts paid in settlement in connection with any Proceeding, in such proportion as is fair and reasonable in light of all of the circumstances of such action by board action, arbitration or by the court before which such action was brought in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (b) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). Indemnitee’s right to contribution under this Section 16 shall be determined in accordance with, pursuant to, and in the same manner as, the provisions relating to Indemnitee’s right to indemnification under this Agreement.

17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

18. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise already actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents, and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(g)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

19. Defense of Claims. Subject to the provisions of applicable policies of directors’ liability insurance, if any, the Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume or lead the defense thereof with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee determines, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other Persons against whom the Claim has been made or might reasonably be expected to be made, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim for all indemnitees in Indemnitee’s circumstances) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

20. Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee and, in that event, the Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

21. Successors and Binding Agreement.

a. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

b. This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees, and other successors.

c. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section 21(a) and Section 21(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 21(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

22. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder must be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

23. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada, without giving effect to the principles of conflict of laws of such State. The Company and indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any Proceeding which arises out of or relates to this Agreement, waive all procedural objections to suit in that jurisdiction, including, without limitation, objections as to venue or inconvenience, agree that service in any such action may be made by notice given in accordance with Section 22 and also agree that any action instituted under this Agreement shall be brought only in the State of Nevada.

24. Validity. If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shalt be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

25. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

26. Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (a) “it” or “its” or words of any gender include each other gender, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (d) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex or Exhibit of or to this Agreement, (e) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (f) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday or a United States federal holiday.

27. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Any prior agreements or understandings between the parties hereto with respect to indemnification are hereby terminated and of no further force or effect. This Agreement is not the exclusive means of securing indemnification rights of Indemnitee and is in addition to any rights Indemnitee may have under any Constituent Documents.

28. Counterparts This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

AAC HOLDINGS, INC.

By:

Name:

Title:

INDEMNITEE

Name:

Address:

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